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                                                                   EXHIBIT 17(a)

                           VOTE THIS PROXY CARD TODAY!
       YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

Return the proxy card in the enclosed envelope or mail to:



PLEASE DETACH AT PERFORATION BEFORE MAILING.

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                  PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies, hereby appoint(s) Robert F. Gunia, Marguerite E. H. Morrison and Grace C. Torres, or any one or more of them, with full power of substitution, to vote all shares of Prudential Global Limited Maturity Fund, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 751 Broad Street, 24th Floor, Newark, New Jersey 07102, on September 8, 1999 at 9:00 a.m. Eastern time and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposal described in the Proxy Statement as specified on the reverse side. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.
Date: __________, 1999

Signature(s) (Title(s), if applicable)
PLEASE SIGN, DATE, AND RETURN
PROMPTLY IN ENCLOSED ENVELOPE

Please refer to the enclosed Proxy Statement for a complete discussion of this matter.
                     IF NO SPECIFICATION IS MADE, THE PROXY
                         SHALL BE VOTED FOR THE PROPOSAL
As to any other matter, said attorneys shall vote in accordance with their best judgment.

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           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

                  PLEASE DETACH AT PERFORATION BEFORE MAILING.

              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

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                                     FOR              AGAINST           ABSTAIN

1.  To approve an Agreement and      [  ]               [  ]              [ ]
Plan of Reorganization between
Prudential Global Limited
Maturity Fund, Inc. and The
Global Total Return Fund, Inc.
providing for the transfer of all
of the assets of Prudential
Global Limited Maturity Fund,
Inc. to The Global Total Return
Fund, Inc. in exchange solely
for shares of common stock of
The Global Total Return Fund,
Inc. and the assumption by The
Global Total Return Fund, Inc.
of Prudential Global Limited
Maturity Fund, Inc.'s liabilities,
followed by the distribution of
The Global Total Return Fund,
Inc.'s shares  to shareholders of
Prudential Global Limited
Maturity Fund, Inc. in
liquidation of Prudential Global
Limited Maturity Fund, Inc.

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_______, 1999

                            YOUR VOTE IS IMPORTANT -
                     PLEASE RETURN YOUR PROXY CARD PROMPTLY.

SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ANY SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE MEETING IS URGED TO COMPLETE THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID UNNECESSARY EXPENSE, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY CARD PROMPTLY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

INSTRUCTIONS FOR EXECUTING PROXY CARD

The following general rules for executing proxy cards may be of assistance to you and may help avoid the time and expense involved in validating your vote if you fail to execute your proxy card properly.

1. INDIVIDUAL ACCOUNTS: Your name should be signed exactly as it appears on the account registration shown on the proxy card.

2. JOINT ACCOUNTS: Both owners must sign and the signatures should conform exactly to the names shown on the account registration.

3. ALL OTHER ACCOUNTS should show the capacity of the individual signing. This can be shown either in the form of the account registration itself or by the individual executing the proxy card. For example:

                  REGISTRATION                            VALID SIGNATURE
                  -------------------------------------------------------

A. 1.             XYZ Corporation                       John Smith, President

   2.             XYZ Corporation                       John Smith, President
                  c/o John Smith, President

B. 1.             ABC Company Profit Sharing Plan       Jane Doe, Trustee

   2.             Jones Family Trust                    Charles Jones, Trustee

   3.             Sarah Clark, Trustee                  Sarah Clark, Trustee
                  u/t/d  7/1/85

C. 1.             Thomas Wilson, Custodian              Thomas Wilson, Custodian
                  f/b/o  Jessica Wilson UTMA,
                  New Jersey